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                                                                   Exhibit 23.1

   After the one-for-four reverse stock split discussed in Note 10(a) to the consolidated financial statements of Global Knowledge, Inc. is effected, we expect to be in a position to render the following consent.

                                                     Arthur Andersen LLP

   Boston, Massachusetts

   December 28, 2000

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Global Knowledge, Inc. (and to all references to our Firm) included in or made a part of this registration statement.